Exhibit 10.2

NABRIVA THERAPEUTICS PLC

SHARE OPTION AGREEMENT

GRANTED UNDER 2017 SHARE INCENTIVE PLAN

This Share Option Agreement (this “Agreement”) is made between Nabriva Therapeutics plc, a public limited company organized under the laws of Ireland (the “Company”), and the Participant pursuant to the 2017 Share Incentive Plan (the “Plan”).

NOTICE OF GRANT

I.                                        Participant Information

Participant:
Participant Address:

II.                                   Grant Information

Grant Date:
Number of Shares:
Exercise Price Per Share:
Vesting Commencement Date:
Type of Option:

III.                              Vesting Table

Vesting Date	Shares that Vest
[ ] anniversary of the Vesting Commencement Date	[ ]

End of each successive [ ] month period following the [ ] anniversary of the Vesting Commencement Date until the [ ] anniversary of the Vesting Commencement Date	[ ]

(1)  The number of shares is subject to adjustment for any changes in the Company’s capitalization as set forth in Section 10 of the Plan.

IV.                               Final Exercise Date

5:00 pm Eastern time on Date:

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A — General Terms and Conditions

Exhibit B — Notice of Share Option Exercise

Exhibit C — Nabriva Therapeutics plc 2017 Share Incentive Plan

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

NABRIVA THERAPEUTICS PLC	PARTICIPANT	SPOUSAL CONSENT (if applicable)

Name:	Name:	Name:
Title:

Share Option Agreement
2017 Share Incentive Plan

EXHIBIT A

GENERAL TERMS AND CONDITIONS

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.                                      Grant of Option.  This Agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2017 Share Incentive Plan (the “Plan”), the number of ordinary shares of the Company (the “Ordinary Shares”) set forth in the Notice of Grant (the “Shares”) at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”).  Unless earlier terminated, this option shall expire at the time and on the date set forth in the Notice of Grant (the “Final Exercise Date”).

It is intended that the option evidenced by this Agreement shall be an incentive share option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) solely to the extent set forth in the Notice of Grant.  To the extent not designated as an incentive share option, or to the extent that the option does not qualify as an incentive share option, the option shall be a nonstatutory share option.  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.                                      Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the Vesting Table set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.                                      Exercise of Option.

(a)                                 Form of Exercise.  Each election to exercise this option shall be accompanied by a completed Notice of Share Option Exercise in the form attached hereto as Exhibit B, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan.  The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)                                 Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c)                                  Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d)                                 Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such service relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)                                  Termination for Cause.  If, prior to the Final Exercise Date, the Participant’s service relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination.  If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her service relationship by the Company for Cause, and the effective date of such termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination).  If the Participant is party to an employment, consulting or severance agreement with the Company or subject to a severance plan maintained by the Company, in either case, that contains a definition of “cause” for termination of service, “Cause” shall have the meaning ascribed to such term in such agreement or plan.  Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive.  The Participant’s service relationship shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant’s termination of service, that termination for Cause was warranted.

4.                                      Tax Matters.

(a)                                 Withholding.  No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes (or equivalent in jurisdictions outside the United States, as applicable) required by law to be withheld in respect of this option.

(b)                                 Disqualifying Disposition.  If this option satisfies the requirements to be treated as an incentive share option under the Code and the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

5.                                      Transfer Restrictions; Clawback.

(a)                                 This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

(b)                                 In accepting this option, the Participant agrees to be bound by any clawback policy that the Company may adopt in the future.

6.                                      Data Privacy.

Consent

The Participant hereby acknowledges and consents to the collection, use, processing and/or transfer by the Company of Personal Data as defined and described in this Section 6.  The Participant is not obliged to consent, however a failure to provide consent, or the withdrawal of consent at any time, may impact the Participant’s ability to participate in the Plan. The Participant accepts that the consent provided pursuant to this Section 6 includes consent to any transfer of Personal Data throughout the world.

Information Collected

The Company and/or the Participant’s employer collects and maintains certain personal information about the Participant that may include name, home address and telephone number, date of birth, social security number or other government or employer-issued identification number, salary grade, hire data, salary, citizenship, job title, any ordinary shares of the Company, or details of all share options awarded, canceled, vested, or unvested (collectively “Personal Data”).

Uses made of Data

The Company may use, process and/or transfer Personal Data among other group companies to implement, administer and/or manage the Participant’s participation in the Plan. The Company may further use, process, analyze and/or transfer Personal Data for its overall administration, management and/or improvement of the Plan and/or to comply with any applicable laws and regulations. The Company maintains technical, administrative and physical safeguards designed to protect Personal Data.

Disclosure of Data

The Company may share and/or transfer Personal Data, in electronic or other format, to selected third parties including but not limited to the Plan’s service provider.

Such third parties assist in the implementation, administration and/or management of the Plan or the Participant’s participation in the Plan, for example to facilitate the holding of shares of stock on Participant’s behalf or to process the Participant’s election to deposit shares of stock acquired pursuant to the Plan with a broker or other third party. Third parties retained by the Company may use the Personal Data as authorized by the Company to provide the requested services in accordance with the requirements of data protection legislation. Third parties may be located throughout the world, including but not limited to the United States. Third parties often maintain their own published policies that describe their privacy and security practices. The Company is not responsible for the privacy or security practices of any third parties.

Participant Rights

The Participant may request access to, rectification, erasure, portability or restriction of their Personal Data, or object to the processing of their Personal Data at any time by contacting the Company and/or the Plan’s service provider. Participant shall have the right to obtain and reuse their Personal Data as provided to the Company. The Company will respond to any such request in writing, or orally if requested, as soon as practicable and in any event not more than one month after receipt of such request. The Company may request proof of identification to verify such a request.

7.                                      Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is attached hereto as Exhibit C.

8.                                      Governing Law

This Agreement shall be governed by, except to the extent preempted by other applicable laws (1) with respect to the corporate law requirements applicable to the Company, the validity and authorization of the issuance of Ordinary Shares under the Plan and similar matters, the laws of Ireland (without reference to conflict of law principles thereof) and (2) with respect to all other matters relating to the Plan and Awards, the laws of the State of Delaware, excluding choice-of-law principles of the law of that state.

[Remainder of Page Intentionally Left Blank]

EXHIBIT B

NOTICE OF SHARE OPTION EXERCISE

[DATE]

Nabriva Therapeutics plc

25 — 28 North Wall Quay

Dublin 1

Ireland

Dear Sir or Madam:

I am the holder of [          ] Share Option granted to me under the Nabriva Therapeutics plc (the “Company”) 2017 Share Incentive Plan on [          ] for the purchase of [          ] ordinary shares of the Company at a purchase price of $[          ] per share.

I hereby exercise my option to purchase [          ] ordinary shares (the “Shares”), for which I have enclosed payment in the amount of [          ], the aggregate purchase price for the Shares.  Please register my share certificate as follows:

Name(s):

Address:

Very truly yours,

[Name]

EXHIBIT C

NABRIVA THERAPEUTICS PLC 2017 SHARE INCENTIVE PLAN